CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 458 and Amendment No. 461 to the Registration Statement on Form N-1A of Investment Managers Series Trust II and to the use of our report dated May 30, 2025 on the financial statements and financial highlights of Alternative Access First Priority CLO Bond ETF, a series of Investment Manager Series Trust II, appearing in Form N-CSR for the year ended March 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 24, 2025